Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-3ASR No. 333-279196) of Janux Therapeutics, Inc.,
2.
Registration Statement (Form S-8 No. 333-257039) pertaining to the 2017 Equity Incentive Plan (Prior Plan), the 2021 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of Janux Therapeutics, Inc., and
3.
Registration Statements (Form S-8 Nos. 333-263712, 333-270470 and 333-277797) pertaining to the 2021 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of Janux Therapeutics, Inc.;

of our reports dated February 27, 2025, with respect to the financial statements of Janux Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Janux Therapeutics, Inc., included in this Annual Report (Form 10-K) of Janux Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Diego, California

February 27, 2025